                                Date 28 June 2006

                             BARONESS HOLDINGS INC.
                                   as Borrower

                                    - and -

                                DNB NOR BANK ASA
                                    as Lender

                                   ----------

                                 LOAN AGREEMENT

                                   ----------

                         relating to a US$6,580,000 loan

                            WATSON, FARLEY & WILLIAMS
                                     PIRAEUS

                                      INDEX

CLAUSE                                                                      PAGE
                                                                            ----
1        INTERPRETATION                                                        1
2        FACILITY                                                             12
3        DRAWDOWN                                                             12
4        INTEREST                                                             13
5        INTEREST PERIODS                                                     14
6        DEFAULT INTEREST                                                     15
7        REPAYMENT AND PREPAYMENT                                             16
8        CONDITIONS PRECEDENT                                                 17
9        REPRESENTATIONS AND WARRANTIES                                       18
10       GENERAL UNDERTAKINGS                                                 20
11       CORPORATE UNDERTAKINGS                                               23
12       INSURANCE                                                            23
13       SHIP COVENANTS                                                       27
14       SECURITY COVER                                                       31
15       PAYMENTS AND CALCULATIONS                                            32
16       APPLICATION OF RECEIPTS                                              33
17       APPLICATION OF EARNINGS                                              33
18       EVENTS OF DEFAULT                                                    34
19       FEES AND EXPENSES                                                    38
20       INDEMNITIES                                                          38
21       NO SET-OFF OR TAX DEDUCTION                                          40
22       ILLEGALITY, ETC                                                      41
23       INCREASED COSTS                                                      41
24       SET-OFF                                                              42
25       TRANSFERS AND CHANGES IN LENDING OFFICE                              43

26       VARIATIONS AND WAIVERS                                               43
27       NOTICES                                                              44
28       SUPPLEMENTAL                                                         45
29       LAW AND JURISDICTION                                                 46
SCHEDULE 1 DRAWDOWN NOTICE                                                    47
SCHEDULE 2 CONDITION PRECEDENT DOCUMENTS                                      48
EXECUTION PAGE                                                                51

THIS AGREEMENT is made on 28 June 2006

BETWEEN

(1)   BARONESS HOLDINGS INC., a corporation incorporated and existing under the laws of the Marshall Islands whose registered address is at Trust Company
      Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands
      MH96960 as "BORROWER"; and

(2)   DNB NOR BANK ASA of Norway acting through its office at 20 St Dunstan's
      Hill, London EC3R 8HY, England as "LENDER".

BACKGROUND

(A)   The Lender has agreed to make available to the Borrower a loan facility of up to $6,580,000 for the purpose of financing 70 per cent. of the purchase price of the Panamanian flag vessel m.v. "BATANGAS" from Batangas Shipping
      Ltd.

(B)   The Borrower may, if it wishes, from time to time hedge its exposure under this Agreement to interest rate fluctuations by entering into interest rate swap transactions with the Lender.

IT IS AGREED as follows:

1     INTERPRETATION

1.1   DEFINITIONS. Subject to Clause 1.5, in this Agreement:

      "ACCOUNTS SECURITY DEED" means a deed creating security in respect of the
      Earnings Accounts and the Retention Account in favour of the Lender, in such form as the Lender may approve or require;

      "APPROVED MANAGER" means Anglo-Eastern Ship Management Ltd. acting through its office at 23/F, 248 Queens Road East, Wanchai, Hong Kong or any other company which the Lender may approve from time to time as the commercial and/or technical manager of the Ship;

      "ASSET COVER RATIO" means, at any relevant time, the ratio of (i) the average of the Loan outstanding for the 90 days immediately prior to and including a Margin Calculation Date less the aggregate of any amounts standing to the credit of the Earnings Accounts on that Margin Calculation
      Date to (ii) the aggregate Market Value of the Ship on that Margin
      Calculation Date;

      "AVAILABILITY PERIOD" means the period commencing on the date of this
      Agreement and ending on 31 July 2006;

      "BAREBOAT CHARTER" means the bareboat charterparty agreement dated 13 June
      2006 and entered into between the Bareboat Charterer and the Borrower;

      "BAREBOAT CHARTER PERIOD" means the period during which the Ship is operating under the Bareboat Charter;

      "BAREBOAT CHARTERER" means Petredec S.A., a company incorporated and existing under the laws of Bermuda;

      "BUSINESS DAY" means a day on which banks are open in London and, in respect of a day on which a payment is required to be made under a Finance
      Document, also in New York City;

      "CHARTER" means, in relation to the Ship, any time charter or other contract for its employment (other than the Bareboat Charter) for a term of at least 13 months, or capable of exceeding 13 months, whether or not already in existence at the date of this Agreement, to be performed at any time during the Security Period;

      "CHARTER ASSIGNMENT" means in relation to the Ship, a specific assignment of the rights of the Borrower under any Charter pursuant to Clause 13.15 and any guarantee of such Charter, to be executed by the Borrower in favour of the Lender in such form as the Lender may approve or require;

      "CONFIRMATION" and "EARLY TERMINATION DATE", in relation to any continuing
      Transaction, have the meanings given in the Master Agreement;

      "CONTRACTUAL CURRENCY" has the meaning given in Clause 20.4;

      "CORPORATE GUARANTEE" means the guarantee of the obligations of the
      Borrower under this Agreement and the Finance Documents executed or to be executed by the Corporate Guarantor in favour of the Lender in such form as the Lender may approve or require;

      "CORPORATE GUARANTOR" means Stealthgas Inc., a corporation incorporated and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake
      Island, Majuro, the Marshall Islands, MH96960;

      "DOLLARS" and "$" means the lawful currency for the time being of the
      United States of America;

      "DRAWDOWN DATE" means the date requested by the Borrower for the Loan to be advanced, or (as the context requires) the date on which the Loan is actually advanced;

      "DRAWDOWN NOTICE" means a notice in the form set out in Schedule 1 (or in any other form which the Lender approves or requires);

      "EARNINGS" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower and which arise out of the use or operation of the Ship, including (but not limited to):

      (a)   all freight, hire and passage moneys, compensation payable to the
            Borrower in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

      (b)   all moneys which are at any time payable under Insurances in respect of loss of earnings; and

      (c)   if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

      "EARNINGS ACCOUNT" means an account in the name of the Borrower with the
      Lender in England designated "Baroness Holdings Inc. - Earnings Account"
      or any other account (with that or another office of the Lender) which is designated by the Lender as the Earnings Account for the purposes of this
      Agreement;

      "ENVIRONMENTAL CLAIM" means:

                                        2

      (a)   any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged
            Environmental Incident or which relates to any Environmental Law; or

      (b)   any claim by any other person which relates to an Environmental
            Incident or to an alleged Environmental Incident,

      and "CLAIM" means a claim for damages, compensation, fines, penalties or any other payment of any kind, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

      "ENVIRONMENTAL INCIDENT" means:

      (a)   any release of Environmentally Sensitive Material from the Ship; or

      (b)   any incident in which Environmentally Sensitive Material is released from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship and/or the Borrower and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

      (c)   any other incident in which Environmentally Sensitive Material is released otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where the Borrower and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

      "ENVIRONMENTAL LAW" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

      "ENVIRONMENTALLY SENSITIVE MATERIAL" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

      "EVENT OF DEFAULT" means any of the events or circumstances described in
      Clause 18.1;

      "FINANCE DOCUMENTS" means:

      (a)   this Agreement;

      (b)   the Corporate Guarantee;

      (c)   the Master Agreement;

      (d)   the Mortgage;

      (e)   the General Assignment;

      (f)   the Master Agreement Assignment;

      (g)   the Accounts Security Deed;

                                        3

      (h)   the Shares Pledge;

      (i)   the Tripartite Agreement;

      (j)   any Charter Assignment; and

      (k)   any other document (whether creating a Security Interest or not)
            which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the
            Lender under this Agreement or any of the other documents referred to in this definition;

      "FINANCIAL INDEBTEDNESS" means, in relation to a person (the "DEBTOR"), a liability of the debtor:

      (a)   for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

      (b)   under any loan stock, bond, note or other security issued by the debtor;

      (c)   under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

      (d)   under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

      (e)   under any foreign exchange transaction any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

      (f)   under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

      "GENERAL ASSIGNMENT" means a general assignment of the Earnings, the
      Insurances and any Requisition Compensation of the Ship, in such form as the Lender may approve or require;

      "INSURANCES" means:

      (a)   all policies and contracts of insurance, including entries of the
            Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, her Earnings or otherwise in relation to her; and

      (b)   all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

      "INTEREST PERIOD" means a period determined in accordance with Clause 5;

      "ISM CODE" means, in relation to its application to the Borrower, the Ship and its operation:

      (a)   'The International Management Code for the Safe Operation of Ship
            and for Pollution Prevention', currently known or referred to as the
            'ISM Code', adopted by the Assembly of the International Maritime
            Organisation by Resolution A.741(18)

                                        4

            on 4 November 1993 and incorporated on 19 November 1994 into chapter
            IX of the International Convention for the Safety of Life at Sea
            1974 (SOLAS 1974); and

      (b)   all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including without limitation, the 'Guidelines on implementation or
            administering of the International Safety Management (ISM) Code by
            Administrations' produced by the International Maritime
            Organisations pursuant to Resolution A.788(19) adopted on 25
            November 1995,

      as the same may be amended, supplemented or replaced from time to time;

      "ISM CODE DOCUMENTATION" includes:

      (a)   the document of compliance (DOC) and safety management certificate
            (SMC) issued pursuant to the ISM Code in relation to each Ship within the periods specified by the ISM Code; and

      (b)   all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Lender may require;
            and

      (c)   any other documents which are prepared or which are otherwise relevant to establish and maintain the Ship's or the Borrower's compliance with the ISM Code which the Lender may require;

      "ISM SMS" means the safety management system for the Ship which is required to be developed, implemented and maintained under the ISM Code;

      "LENDER" means DnB NOR Bank ASA, acting through its office at 20 St.
      Dunstan's Hill, London EC3R 8HY, England (or through another branch notified to the Borrower under Clause 25.6) or its successor or assign;

      "LIBOR" means, for an Interest Period:

      (a)   the rate per annum equal to the offered quotation for deposits in
            Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on Telerate Page 3750 at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period (and, for the purposes of this Agreement, "Telerate Page 3750" means the display designated as
            "Page 3750" on the Telerate Service or such other page as may replace Page 3750 on that service for the purpose of displaying rates comparable to that rate) or on such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying the British Bankers'
            Association Interest Settlement Rates for Dollars; or

      (b)   in relation to an Interest Period of any other duration or if no rate is quoted on Telerate Page 3750, the rate per annum determined by the Lender to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates per annum determined by the Lender as the rate at which deposits in Dollars are offered to the Lender by leading banks in the London Interbank Market at the Lender's request at or about
            11.00 a.m. (Rotterdam time) on the Quotation Date for that Interest
            Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

      "LOAN" means the principal amount for the time being outstanding under this Agreement;

                                        5

      "MAJOR CASUALTY" means any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency;

      "MARGIN" means at all times when the Asset Cover Ratio is:

      (b)   equal to or lower than 130 per cent., 0.85 per cent. per annum;

      (c)   higher than 130 per cent. and lower than 150 per cent., 0.75 per cent. per annum; and

      (d)   equal to or higher than 150 per cent., 0.70 per cent. per annum;

      "MARGIN CALCULATION DATE" has the meaning given to it in Clause 4.12;

      "MARKET VALUE" means the market value of the Ship at any date determined in accordance with Clause 14.3;

      "MASTER AGREEMENT" means the master agreement (on the 1992 ISDA
      (Multicurrency - Crossborder) form) made or to be made between the
      Borrower and the Lender and includes all Transactions from time to time entered into and Confirmations from time to time exchanged thereunder;

      "MASTER AGREEMENT ASSIGNMENT" means the assignment of the Master Agreement in favour of the Lender executed or to be executed by the Borrower, in such form as the Lender may approve or require;

      "MOA" means the memorandum of agreement dated 13 June 2006 made between the Borrower (as nominee of the Corporate Guarantor) as buyer and Batangas
      Shipping Ltd. as seller;

      "MORTGAGE" means the first preferred Panamanian ship mortgage on the Ship to be in such form as the Lender may approve or require;

      "NEGOTIATION PERIOD" has the meaning given in Clause 4.6;

      "PAYMENT CURRENCY" has the meaning given in Clause 20.4;

      "PERMITTED SECURITY INTERESTS" means:

      (a)   Security Interests created by the Finance Documents;

      (b)   liens for unpaid master's and crew's wages in accordance with usual maritime practice;

      (c)   liens for salvage;

      (d)   liens arising by operation of law for not more than 2 months'
            prepaid hire under any charter in relation to the Ship not prohibited by this Agreement;

      (e)   liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the
            Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 13.12(g);

                                        6

      (f)   any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

      (g)   Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

      "PERTINENT DOCUMENT" means:

      (a)   any Finance Document;

      (b)   any policy or contract of insurance contemplated by or referred to in Clause 12 or any other provision of this Agreement or another
            Finance Document;

      (c)   any other document contemplated by or referred to in any Finance
            Document; and

      (d)   any document which has been or is at any time sent by or to the
            Lender in contemplation of or in connection with any Finance
            Document or any policy, contract or document falling within paragraphs (b) or (c);

      "PERTINENT JURISDICTION", in relation to a company, means:

      (a)   England and Wales;

      (b)   the country under the laws of which the company is incorporated or formed;

      (c)   a country in which the company's central management and control is or has recently been exercised;

      (d)   a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

      (e)   a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

      (f)   a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b)
            or (c) above;

      "PERTINENT MATTER" means:

      (a)   any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

      (b)   any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a),

      and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

                                       7

      "POTENTIAL EVENT OF DEFAULT" means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Lender and/or the satisfaction of any other condition, would constitute an Event of Default;

      "QUOTATION DATE" means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

      "RELEVANT PERSON" has the meaning given in Clause 18.7;

      "REPAYMENT DATE" means a date on which a repayment is required to be made under Clause 7;

      "REQUISITION COMPENSATION" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph
      (b) of the definition of "Total Loss";

      "RETENTION ACCOUNT" means an account in the name of the Borrower with the
      Lender in England designated "Baroness Holdings Inc. - Retention Account"
      or any other account (with that or another office of the Lender) which is designated by the Lender as the Retention Account for the purposes of this
      Agreement;

      "SECURED LIABILITIES" means all liabilities which the Borrower, the
      Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

      "SECURITY COVER RATIO" means at any time, the ratio of:

      (a)   the aggregate of:

            (i)    the aggregate Market Value of the Ship; and

            (ii)   the net realisable value of any additional security
                   previously provided under Clause 14 of this Agreement; to

      (b)   the aggregate of the Loan and any Swap Exposure at any relevant time;

      "SECURITY INTEREST" means:

      (a)   a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

      (b)   the security rights of a plaintiff under an action in rem; and

      (c)   any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c)
            does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

                                        8

      "SECURITY PARTY" means the Corporate Guarantor, the Shareholder and any other person (except the Lender) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of "Finance Documents";

      "SECURITY PERIOD" means the period commencing on the date of this
      Agreement and ending on the date on which the Lender notifies the Borrower and the Security Parties that:

      (a)   all amounts which have become due for payment by the Borrower or any
            Security Party under the Finance Documents have been paid;

      (b)   no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

      (c)   neither the Borrower nor any Security Party has any future or contingent liability under Clause 19, 20, or 21 or any other provision of this Agreement or another Finance Document; and

      (d)   the Lender does not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of a Borrower or a Security Party or in any present or possible future proceeding relating to a Finance
            Document or any asset covered (or previously covered) by a Security
            Interest created by a Finance Document;

      "SELLER" means Batangas Shipping Ltd., a company incorporated in Panama whose registered office is in Panama City;

      "SHARES PLEDGE" means the pledge of all the shares of and in the Borrower, executed or to be executed by the Shareholder in favour of the Lender in such form as the Lender may approve or require;

      "SHAREHOLDER" means Delora Trading Company, a corporation incorporated and existing under the laws of the Marshall Islands and having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro,
      Marshall Islands MH96960;

      "SHIP" means the 1995-built LPG carrier of 3,300 cubic metres currently registered under Panamanian flag in the ownership of the Seller with the name "BATANGAS" which is to be purchased by the Borrower pursuant to the
      MOA and re-registered in its ownership under the Panamanian flag with the same name;

      "SWAP EXPOSURE" means, as at any relevant date the aggregate net amount in
      Dollars which would be payable by the Borrower to the Lender under (and calculated in accordance with) section 6(e) (Payments on Early
      Termination) of the Master Agreement if an Early Termination Date had
      occurred on the relevant date in relation to all continuing Transactions entered into between the Borrower and the Lender;

      "TOTAL LOSS" means:

      (a)   actual, constructive, compromised, agreed or arranged total loss of the Ship;

      (b)   any expropriation, confiscation, requisition or acquisition of the
            Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period

                                       9

            not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the Borrower's full control;

      (c)   any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 30 days redelivered to the
            Borrower's full control;

      "TOTAL LOSS DATE" means:

      (a)   in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

      (b)   in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

            (i)    the date on which a notice of abandonment is given to the
                   insurers; and

            (ii)   the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship's insurers in
                   which the insurers agree to treat the Ship as a total loss;
                   and

      (c)   in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Lender that the event constituting the total loss occurred;

      "TRANSACTION" has the meaning given in the Master Agreement; and

      "TRIPARTITE AGREEMENT" means an agreement dealing with (inter alia) the operation of the Ship during the Bareboat Charter Period, made or to be made between (i) the Borrower, (ii) the Bareboat Charterer and (iii) the
      Lender, in such form as the Lender may approve or require.

1.2   CONSTRUCTION OF CERTAIN TERMS. In this Agreement:

      "APPROVED" means, for the purposes of Clause 12, approved in writing by the Lender;

      "ASSET" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

      "COMPANY" includes any partnership, joint venture and unincorporated association;

      "CONSENT" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

      "CONTINGENT LIABILITY" means a liability which is not certain to arise and/or the amount of which remains unascertained;

      "DOCUMENT" includes a deed; also a letter or fax;

      "EXCESS RISKS" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

      "EXPENSE" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

                                       10

      "LAW" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the
      Council of the European Union, the European Commission, the United Nations
      or its Security Council;

      "LEGAL OR ADMINISTRATIVE ACTION" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

      "LIABILITY" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

      "MONTHS" shall be construed in accordance with Clause 1.3;

      "OBLIGATORY INSURANCES" means all insurances effected, or which the
      Borrower is obliged to effect, under Clause 12 or any other provision of this Agreement or another Finance Document;

      "PARENT COMPANY" has the meaning given in Clause 1.4;

      "PERSON" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

      "POLICY", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

      "PROTECTION AND INDEMNITY RISKS" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls)(l/10/83) or clause
      8 of the Institute Time Clauses (Hulls)(l/11/1995) or the Institute
      Amended Running Down Clause (1/10/71) or any equivalent provision;

      "REGULATION" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

      "SUBSIDIARY" has the meaning given in Clause 1.4;

      "TAX" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

      "WAR RISKS" includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(l/10/83) or clause 24 of the
      Institute Time Clauses (Hulls)(l/11/1995).

1.3   MEANING OF "MONTH". A period of one or more "MONTHS" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("THE NUMERICALLY CORRESPONDING
      DAY"), but:

(a)   on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

                                       11

(b)   on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding days,

      and "MONTH" and "MONTHLY" shall be construed accordingly.

1.4   MEANING OF "SUBSIDIARY". A company (S) is a subsidiary of another company
      (P) if:

(a)   a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)   P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)   P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)   P otherwise has the direct or indirect power to ensure that the affairs of
      S are conducted in accordance with the wishes of P,

      and any company of which S is a subsidiary is a parent company of S.

1.5   GENERAL INTERPRETATION. In this Agreement:

(a)   references in Clause 1.1 to a Finance Document or any other document being in the form of a particular appendix include references to that form with any modifications to that form which the Lender approves or reasonably requires;

(b)   references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(c)   references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(d)   words denoting the singular number shall include the plural and vice versa; and

(e)   Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6   HEADINGS. In interpreting a Finance Document or any provision of a Finance
      Document, all clause, sub-clause and other headings in that and any other
      Finance Document shall be entirely disregarded.

2     FACILITY

2.1   AMOUNT OF FACILITY. Subject to the other provisions of this Agreement, the
      Lender shall make a loan facility of up to $6,580,000 available to the
      Borrower.

2.2   PURPOSE OF LOAN. The Borrower undertakes with the Lender to use the Loan only for the purpose stated in the preamble to this Agreement.

3     DRAWDOWN

3.1   REQUEST FOR ADVANCE OF LOAN. Subject to the following conditions, the
      Borrower may request the Loan to be made by ensuring that the Lender receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended

                                       12

      Drawdown Date, subject to the Drawdown Date being a Business Day during the Availability Period.

3.2   DRAWDOWN NOTICE IRREVOCABLE. A Drawdown Notice must be signed by a director or other authorised person of the Borrower; and once served, a
      Drawdown Notice cannot be revoked without the prior consent of the Lender.

3.3   DISBURSEMENT OF LOAN. Subject to the provisions of this Agreement, the
      Lender shall on the Drawdown Date make available the Loan to the Borrower;
      and payment to the Borrower shall be made to the account which the
      Borrower specifies in the Drawdown Notice.

3.4   DISBURSEMENT OF LOAN TO THIRD PARTY. The payment of by the Lender under
      Clause 3.3 to the Seller shall constitute the making of the Loan and the
      Borrower shall at that time become indebted, as principal and direct obligor, to the Lender in an amount equal to the Loan.

4     INTEREST

4.1   PAYMENT OF NORMAL INTEREST. Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

4.2   NORMAL RATE OF INTEREST. Subject to the provisions of this Agreement, the rate of interest on the Loan in respect of an Interest Period shall be the aggregate of the applicable Margin and LIBOR for that Interest Period.

4.3   PAYMENT OF ACCRUED INTEREST. In the case of an Interest Period longer than
      3 months, accrued interest shall be paid every 3 months during that
      Interest Period and on the last day of that Interest Period.

4.4   NOTIFICATION OF MARKET DISRUPTION. The Lender shall promptly notify the
      Borrower if no rate is quoted on Telerate Page 3750 or if for any reason the Lender is unable to obtain Dollars in the London Interbank Market in order to fund the Loan (or any part of it) during any Interest Period, stating the circumstances which have caused such notice to be given.

4.5   SUSPENSION OF DRAWDOWN. If the Lender's notice under Clause 4.4 is served before the Loan is advanced, the Lender's obligation to advance the Loan shall be suspended while the circumstances referred to in the Lender's notice continue.

4.6   NEGOTIATION OF ALTERNATIVE RATE OF INTEREST. If the Lender's notice under
      Clause 4.4 is served after the Loan is advanced, the Borrower and the
      Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Lender serves its notice under Clause 4.4 (the
      "NEGOTIATION PERIOD"), an alternative interest rate or (as the case may
      be) an alternative basis for the Lender to fund or continue to fund the
      Loan during the Interest Period concerned.

4.7   APPLICATION OF AGREED ALTERNATIVE RATE OF INTEREST. Any alternative interest rate or an alternative basis which is agreed during the
      Negotiation Period shall take effect in accordance with the terms agreed.

4.8   ALTERNATIVE RATE OF INTEREST IN ABSENCE OF AGREEMENT. If an alternative interest rate or alternative basis is not agreed within the Negotiation
      Period, and the relevant circumstances are continuing at the end of the
      Negotiation Period, then the Lender shall set an interest period and interest rate representing the cost of funding of the Lender in Dollars or in any available currency of the Loan plus the applicable Margin; and the

                                       13

      procedure provided for by this Clause 4.8 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Lender.

4.9   NOTICE OF PREPAYMENT. If the Borrower does not agree with an interest rate set by the Lender under Clause 4.8, the Borrower may give the Lender not less than 10 Business Days' notice of its intention to prepay at the end of the interest period set by the Lender.

4.10  PREPAYMENT. A notice under Clause 4.9 shall be irrevocable; and on the last Business Day of the interest period set by the Lender, the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the applicable Margin.

4.11  APPLICATION OF PREPAYMENT. The provisions of Clause 7 shall apply in relation to the prepayment.

4.12  CALCULATION OF ASSET COVER RATIO. The Lender shall calculate the Asset
      Cover Value Ratio on the Drawdown Date and every 12 months thereafter
      (each a "MARGIN CALCULATION DATE") for the purposes of calculating the
      Margin and shall advise the Borrower in writing, within 10 Business Days of each Margin Calculation Date, of the Margin which will apply for the
      12-month period commencing on the relevant Margin Calculation Date
      PROVIDED THAT in respect of each Margin Calculation Date other than the first Margin Calculation Date, the Lender shall only be obliged to advise the Borrower of the Margin which will apply for the 12-month period commencing on the relevant Margin Calculation Date if that Margin will be different to the Margin which applies immediately prior to the relevant
      Margin Calculation Date.

      For the purposes of calculating the Asset Cover Ratio pursuant to this
      Clause 4.12, the Market Value of the Ship shall be determined no more than
      30 days prior to the relevant Margin Calculation Date.

5     INTEREST PERIODS

5.1   COMMENCEMENT OF INTEREST PERIODS. The first Interest Period shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

5.2   DURATION OF NORMAL INTEREST PERIODS. Subject to Clauses 5.3 and 5.4, each
      Interest Period shall be:

(a)   1, 2, 3, 6, 9 or 12 months as notified by the Borrower to the Lender not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period;

(b)   3 months, if the Borrower fails to notify the Lender by the time specified in paragraph (a); or

(c)   such other longer period as the Lender may agree with the Borrower.

5.3   DURATION OF INTEREST PERIODS FOR REPAYMENT INSTALMENTS. In respect of an amount due to be repaid under Clause 7 on a particular Repayment Date, an
      Interest Period shall end on that Repayment Date.

5.4   NON-AVAILABILITY OF MATCHING DEPOSITS FOR INTEREST PERIOD SELECTED. If,
      after the Borrower has selected and the Lender has agreed an Interest
      Period longer than 3 months, the Lender notifies the Borrower by 11.00
      a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the
      London

                                       14

      Interbank Market when the Interest Period commences, the Interest Period shall be of 3 months.

6     DEFAULT INTEREST

6.1   PAYMENT OF DEFAULT INTEREST ON OVERDUE AMOUNTS. The Borrower shall pay interest in accordance with the following provisions of this Clause 6 on any amount payable by the Borrower under any Finance Document which the
      Lender does not receive on or before the relevant date, that is:

(a)   the date on which the Finance Documents provide that such amount is due for payment; or

(b)   if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)   if such amount has become immediately due and payable under Clause 18.4, the date on which it became immediately due and payable.

6.2   DEFAULT RATE OF INTEREST. Interest shall accrue on an overdue amount from
      (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the
      Lender to be 1.5 per cent. above:

(a)   in the case of an overdue amount of principal, the higher of the rates set out at Clauses 6.3(a) and (b); or

(b)   in the case of any other overdue amount, the rate set out at Clause
      6.3(b).

6.3   CALCULATION OF DEFAULT RATE OF INTEREST. The rates referred to in Clause
      6.2 are:

(a)   the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current
      Interest Period applicable to it);

(b)   the applicable Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Lender may select from time to time:

      (i)    LIBOR; or

      (ii)   if the Lender determines that Dollar deposits for any such period are not being made available to it by leading banks in the London
             Interbank Market in the ordinary course of business, a rate from time to time determined by the Lender by reference to the cost of funds to it from such other sources as the Lender may from time to time determine.

6.4   NOTIFICATION OF INTEREST PERIODS AND DEFAULT RATES. The Lender shall promptly notify the Borrower of each interest rate determined by it under
      Clause 6.3 and of each period selected by it for the purposes of paragraph
      (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the
      Lender's notification.

6.5   PAYMENT OF ACCRUED DEFAULT INTEREST. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined.

6.6   COMPOUNDING OF DEFAULT INTEREST. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

                                       15

6.7   APPLICATION TO MASTER AGREEMENT. For the avoidance of doubt this Clause 6 does not apply to any amount payable under the Master Agreement in respect of any continuing Transaction as to which section 2(e) (Default Interest,
      Other Amounts) of the Master Agreement shall apply.

7     REPAYMENT AND PREPAYMENT

7.1   AMOUNT OF REPAYMENT INSTALMENTS. The Borrower shall repay the Loan by:

(a)   20 consecutive six-monthly instalments of:

      (i)    in the case of the first and second instalments, $473,760 each;

      (ii)   in the case of the third to sixth instalments (inclusive), $315,840 each; and

      (iii)  in the case of the seventh to twentieth instalments (inclusive),
             $236,880 each; and

(b)   a balloon instalment of $1,052,800 (as such amount may be increased through the operation of Clause 7.11, the "BALLOON INSTALMENT").

7.2   REPAYMENT DATES.

(a)   The first instalment shall be repaid on the date falling 6 months after the earlier of:

      (i)    the Drawdown Date; and

      (ii)   31 January 2007 (or such later date as the Lender may agree with the Borrower); and

(b)   the last instalment, along with the Balloon Instalment, shall be repaid on the earlier of:

      (i)    the date falling on the tenth anniversary of the Drawdown Date; and

      (ii)   31 July 2016 (or such later date as the Lender may agree with the
             Borrower).

7.3   FINAL REPAYMENT DATE. On the final Repayment Date, the Borrower shall additionally pay to the Lender all other sums then accrued or owing under any Finance Document.

7.4   VOLUNTARY PREPAYMENT. Subject to the following conditions, the Borrower may prepay the whole or any part of the Loan on the last day of an
      Interest Period.

7.5   CONDITIONS FOR VOLUNTARY PREPAYMENT. The conditions referred to in Clause
      7.4 are that:

(a)   a partial prepayment shall be $250,000 or a multiple of $250,000;

(b)   the Lender has received from the Borrower at least 5 days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

(c)   the Borrower has provided evidence satisfactory to the Lender that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrower or any
      Security Party has been complied with.

7.6   EFFECT OF NOTICE OF PREPAYMENT. A prepayment notice may not be withdrawn or amended without the consent of the Lender and the amount specified in the prepayment

                                       16

      notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

7.7   MANDATORY PREPAYMENT. Without prejudice to the provisions of Clause 14, the Borrower shall be obliged to prepay the whole of the Loan if the Ship is sold or becomes a Total Loss:

(a)   in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or

(b)   in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss.

7.8   AMOUNTS PAYABLE ON PREPAYMENT. A prepayment shall be made together with accrued interest (and any other amount payable under Clause 20 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 20.1(b) but without premium or penalty.

7.9   APPLICATION OF PARTIAL PREPAYMENT. Each partial prepayment shall be applied pro rata against the repayment instalments, including, without limitation, the balloon instalment, specified in Clause 7.1.

7.10  NO REBORROWING. No amount prepaid may be reborrowed.

7.11  DEFERRAL OPTION. The Borrower may elect to defer the repayment of up to one third of any three repayment instalments falling due after the
      Repayment Date in relation to the seventh repayment instalment subject to the following terms and conditions:

(a)   the Borrower shall have sent to the Lender a notice at least 10 days prior to the Repayment Date relative to the repayment instalment the payment of part of which the Borrower is electing to defer specifying the amount to be deferred (which amount shall not exceed one third of the relevant repayment instalment);

(b)   no Event of Default has occurred or is continuing either at the date of the Borrower's said request or on the Repayment Date on which the deferred instalment was due and payable; and

(c)   each part of a repayment instalment which is deferred (which shall not exceed, when added to the parts of all other repayment instalments which have been deferred, $236,880 in aggregate) shall be added to the Balloon
      Instalment which shall be increased by such amount.

8     CONDITIONS PRECEDENT

8.1   DOCUMENTS, FEES AND NO DEFAULT. The Lender's obligation to advance the
      Loan is subject to the following conditions precedent:

(a)   that, on or before the service of the Drawdown Notice, the Lender receives the documents described in Part A of Schedule 2, in form and substance satisfactory to it and its lawyers;

(b)   that, on the Drawdown Date but prior to the advance of the Loan, the
      Lender receives the documents described in Part B of Schedule 2 in form and substance satisfactory to it and its lawyers;

                                       17

(c)   that, on the date of this Agreement, the Lender receives the arrangement fee referred to in Clause 19.1 and has received payment of the expenses referred to in Clause 19.2; and

(d)   that both at the date of the Drawdown Notice and at the Drawdown Date:

      (i)    no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the Loan;

      (ii)   the representations and warranties in Clause 9.1 and those of the
             Borrower or any Security Party which are set out in the other
             Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

      (iii)  none of the circumstances contemplated by Clause 4.4 has occurred and is continuing; and

(e)   that, if the ratio set out in Clause 14.1 were applied immediately following the advance of the Loan, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause;
      and

(f)   that the Lender has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Lender may request by notice to the
      Borrower prior to the Drawdown Date.

8.2   WAIVERS OF CONDITIONS PRECEDENT. If the Lender, at its discretion, permits the Loan to be borrowed before certain of the conditions referred to in
      Clause 8.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Lender may specify).

9     REPRESENTATIONS AND WARRANTIES

9.1   GENERAL. The Borrower represents and warrants to the Lender as follows.

9.2   STATUS. The Borrower is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.

9.3   SHARE CAPITAL AND OWNERSHIP. The Borrower has an authorised share capital divided into 100 registered and/or bearer shares of no par value, all of which shares have been issued in registered form, and the legal title and beneficial ownership of all such issued shares is held, free of any
      Security Interest or other claim, by the Shareholder.

9.4   CORPORATE POWER. The Borrower, has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)   to execute the MOA, to purchase and pay for the Ship under the MOA and to register the Ship in its name under Panamanian flag;

(b)   to execute the Finance Documents to which the Borrower is a party; and

(c)   to borrow under this Agreement, to enter into Transactions under the
      Master Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which the Borrower is a party and the Master Agreement.

9.5   CONSENTS IN FORCE. All the consents referred to in Clause 9.4 remain in force and nothing has occurred which makes any of them liable to revocation.

                                       18

9.6   LEGAL VALIDITY; EFFECTIVE SECURITY INTERESTS. The Finance Documents to
      which The Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)   constitute the Borrower's legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b)   create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

      subject to any relevant insolvency laws affecting creditors' rights generally.

9.7   NO THIRD PARTY SECURITY INTERESTS. Without limiting the generality of
      Clause 9.6, at the time of the execution and delivery of each Finance
      Document:

(a)   the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)   no third party will have any Security Interest (except for Permitted
      Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

9.8   NO CONFLICTS. The execution by the Borrower of each Finance Document, and the borrowing by the Borrower of the Loan, and its compliance with each
      Finance Document to will not involve or lead to a contravention of:

(a)   any law or regulation; or

(b)   the constitutional documents of the Borrower; or

(c)   any contractual or other obligation or restriction which is binding on the
      Borrower or any of its assets.

9.9   NO WITHHOLDING TAXES. All payments which the Borrower is liable to make under the Finance Documents may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent
      Jurisdiction.

9.10  NO DEFAULT. No Event of Default or Potential Event of Default has occurred and is continuing.

9.11  INFORMATION. All information which has been provided in writing by or on behalf of the Borrower or any Security Party to the Lender in connection with any Finance Document satisfied the requirements of Clause 10.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 10.7; and there has been no material adverse change in the financial position or state of affairs of the Borrower from that disclosed in the latest of those accounts.

9.12  NO LITIGATION. No legal or administrative action involving the Borrower
      (including action relating to any alleged or actual breach of the ISM
      Code) has been commenced or taken or, to the Borrower's knowledge, is likely to be commenced or taken.

9.13  VALIDITY AND COMPLETENESS OF MOA, ETC. Each of the MOA and the Bareboat
      Charter constitutes valid, binding and enforceable obligations of the parties thereto respectively in accordance with their terms, and:

                                       19

(a)   the copy of each of the MOA and the Bareboat Charter delivered to the
      Lender before the date of this Agreement is a true and complete copy thereof (including, without limitation, any addenda thereto); and

(b)   no amendments or additions to the MOA or the Bareboat Charter have been agreed nor has the Borrower or any other party waived any of their respective rights under the MOA or the Bareboat Charter.

9.14  NO REBATES ETC. There is no agreement or understanding to allow or pay any rebate, premium, commission discount or other benefit or payment
      (howsoever described) to the Borrower, the Seller or any third party in connection with the purchase by the Borrower of the Ship other than as disclosed to the Lender in writing on or prior to the date of this
      Agreement.

9.15  COMPLIANCE WITH CERTAIN UNDERTAKINGS. At the date of this Agreement, the
      Borrower is in compliance with Clauses 10.2, 10.4, 10.9 and 10.13.

9.16  TAXES PAID. The Borrower has paid all taxes applicable to, or imposed on or in relation to the Borrower, its business and the Ship.

9.17  ISM CODE COMPLIANCE. All requirements of the ISM Code as they relate to the Borrower, the Approved Manager, the Bareboat Charterer and the Ship
      have been complied with.

10    GENERAL UNDERTAKINGS

10.1  GENERAL. The Borrower undertakes with the Lender to comply with the following provisions of this Clause 10 at all times during the Security
      Period, except as the Lender may otherwise permit.

10.2  TITLE; NEGATIVE PLEDGE. The Borrower will:

(a)   hold the legal title to, and own the entire beneficial interest in the
      Ship, her Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the
      Finance Documents and the effect of assignments contained in the Finance
      Documents and except for Permitted Security Interests; and

(b)   not create or permit to arise any Security Interest (except for Permitted
      Security Interests) over any other asset, present or future including, but not limited to, the Borrower's rights against the Lender under the Master
      Agreement or all or any part of the Borrower's interest in any amount payable to the Borrower by the Lender under the Master Agreement.

10.3  NO DISPOSAL OF ASSETS. The Borrower will not transfer, lease or otherwise dispose of:

(a)   all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)   any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation.

10.4  NO OTHER LIABILITIES OR OBLIGATIONS TO BE INCURRED. The Borrower will not incur any liability or obligation except liabilities and obligations under the MOA and the Finance Documents and liabilities or obligations reasonably incurred in the ordinary course of operating and chartering the
      Ship.

                                       20

10.5  INFORMATION PROVIDED TO BE ACCURATE. All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

10.6  PROVISION OF FINANCIAL STATEMENTS. The Borrower will send to the Lender:

(a)   as soon as possible, but in no event later than 120 days after the end of each financial year the audited accounts of the Borrower and the audited consolidated accounts of the Corporate Guarantor; and

(b)   as soon as possible, but in no event later than 60 days after the end of each quarterly period in each financial year of the Borrower, the unaudited quarterly accounts of the Borrower and the unaudited quarterly consolidated accounts of the Corporate Guarantor,

      in each case together with a certificate in the form set out in Schedule 3 signed by a director of the Borrower confirming that the Borrower is as at the date of that certificate in compliance with the covenants specified in this Agreement and the Finance Documents and confirming that no Event of
      Default or Potential Event of Default has occurred.

10.7  FORM OF FINANCIAL STATEMENTS. All accounts and financial statements
      (audited and unaudited) delivered under Clause 10.6 will:

(a)   be prepared in accordance with all applicable laws and generally accepted accounting principles consistently applied;

(b)   give a true and fair view of the state of affairs of the relevant parties at the date of those accounts and of their profit for the period to which those accounts relate; and

(c)   fully disclose or provide for all significant liabilities of the Borrower.

10.8  SHAREHOLDER AND CREDITOR NOTICES. The Borrower will send to the Lender, at the same time as they are despatched, copies of all communications which are despatched to the Borrower's shareholders or creditors or any class of them.

10.9  CONSENTS. The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:

(a)   for the Borrower to perform its obligations under any Finance Document;

(b)   for the validity or enforceability of any Finance Document; and

(c)   for the Borrower to continue to own and operate the Ship, and

(d)   for the Borrower to continue to perform its obligations under the Bareboat
      Charter to which it is a party,

      and the Borrower will comply with the terms of all such consents.

10.10 MAINTENANCE OF SECURITY INTERESTS. The Borrower will:

(a)   at its own cost, do all that it reasonably can to ensure that any Finance
      Document validly creates the obligations and the Security Interests which it purports to create; and

(b)   without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in

                                       21

      respect of any Finance Document, give any notice or take any other step which may be or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

10.11 NOTIFICATION OF LITIGATION. The Borrower will provide the Lender with details of any legal or administrative action involving the Borrower, any
      Security Party, the Approved Manager or the Ship, her Earnings or her
      Insurances as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

10.12 NO AMENDMENT TO BAREBOAT CHARTER, ETC. The Borrower will not agree to any amendment or supplement to, or waive or fail to enforce, the MOA or the
      Bareboat Charter or any of their respective provisions.

10.13 PRINCIPAL PLACE OF BUSINESS. The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated at the commencement of this Agreement; and the Borrower will not establish, or do anything as a result of which it would be deemed to have, a place of business in the United Kingdom or the United States of America.

10.14 CONFIRMATION OF NO DEFAULT. The Borrower will, within 2 Business Days after service by the Lender of a written request, serve on the Lender a notice which is signed by the director of the Borrower and which:

(a)   states that no Event of Default or Potential Event of Default has occurred; or

(b)   states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

10.15 NOTIFICATION OF DEFAULT. The Borrower will notify the Lender as soon as the Borrower becomes aware of:

(a)   the occurrence of an Event of Default or a Potential Event of Default; or

(b)   any matter which indicates that an Event of Default or a Potential Event of Default may have occurred,

      and will keep the Lender fully up-to-date with all developments.

10.16 PROVISION OF FURTHER INFORMATION. The Borrower will as soon as practicable after receiving the request, provide the Lender with any additional financial or other information relating to:

(a)   the Borrower, the Ship, the Earnings, the Insurances, the Bareboat
      Charterer or the Corporate Guarantor; or

(b)   to any other matter relevant to, or to any provision of, a Finance
      Document,

      which may be requested by the Lender at any time.

10.17 MINIMUM CASH BALANCE. On each Drawdown Date and on the first day of each
      Interest Period (and in respect of any Interest Period of more than 6 months, six-monthly), the Borrower shall pay into the Retention Account an amount equal to all interest payable on the Loan during such Interest
      Period (or in the case of an Interest Period exceeding 6

                                       22

      months, during the following 6 months or up to the end of such Interest
      Period, whichever is shorter).

11    CORPORATE UNDERTAKINGS

11.1  GENERAL. The Borrower also undertakes with the Lender to comply, or procure compliance as the case may be, with the following provisions of this Clause 11 at all times during the Security Period except as the
      Lender may otherwise permit.

11.2  MAINTENANCE OF STATUS. The Borrower will maintain its separate corporate existence and remain in good standing under the laws of its country of incorporation.

11.3  NEGATIVE UNDERTAKINGS. The Borrower will not:

(a)   carry on any business other than the ownership, chartering and operation of the Ship; or

(b)   following the occurrence of an Event of Default pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital; or

(c)   provide any form of credit or financial assistance to:

      (i)    a person who is directly or indirectly interested in the Borrower's share or loan capital; or

      (ii)   any company in or with which such a person is directly or
             indirectly interested or connected,

      or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length;

(d)   open or maintain any account with any bank or financial institution except accounts with the Lender for the purposes of the Finance Documents;

(e)   issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;

(f)   acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative (other than any
      Transactions under the Master Agreement);

(g)   enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation; or

(h)   permit any immediate or without change in ownership of the shares from that existing as at the date of this Agreement.

12    INSURANCE

12.1  GENERAL. The Borrower also undertakes with the Lender to comply, or as the case may be, procure compliance, with the following provisions of this
      Clause 12 at all times during the Security Period except as the Lender may otherwise permit.

12.2  MAINTENANCE OF OBLIGATORY INSURANCES. The Borrower shall keep the Ship insured at the expense of the Borrower against:

                                       23

(a)   fire and usual marine risks (including hull and machinery and excess risks);

(b)   war risks;

(c)   protection and indemnity risks; and

(d)   any other risks against which the Lender considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Lender be reasonable for the Borrower to insure and which are specified by the Lender by notice to the Borrower.

12.3  TERMS OF OBLIGATORY INSURANCES. The Borrower shall effect such insurances:

(a)   in Dollars;

(b)   in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) 110 per cent. of the aggregate of the Loan and the Swap Exposure and (ii) the market value of the Ship; and

(c)   in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry (with the international group of protection and indemnity clubs) and in the international marine insurance market (currently $1,000,000,000);

(d)   in relation to protection and indemnity risks in respect of the full tonnage of the Ship;

(e)   on approved terms; and

(f)   through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

12.4  FURTHER PROTECTIONS FOR THE LENDER. In addition to the terms set out in
      Clause 12.3, the Borrower shall procure that the obligatory insurances shall:

(a)   whenever the Lender requires, name (or be amended to name) the Lender as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)   name the Lender as loss payee with such directions for payment as the
      Lender may specify;

(c)   provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)   provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender;

(e)   provide that the Lender may make proof of loss if the Borrower fails to do
      so.

12.5  RENEWAL OF OBLIGATORY INSURANCES. The Borrower shall:

(a)   at least 7 days before the expiry of any obligatory insurance effected by it:

                                       24

      (i)    notify the Lender of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

      (ii)   obtain the Lender's approval to the matters referred to in paragraph (i);

(b)   at least 7 days before the expiry of any obligatory insurance effected by it, renew that obligatory insurance in accordance with the Lender's approval pursuant to paragraph (a); and

(c)   procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

12.6  COPIES OF POLICIES; LETTERS OF UNDERTAKING. The Borrower shall ensure that all approved brokers provide the Lender with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the
      Lender and including undertakings by the approved brokers that:

(a)   they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of
      Clause 12.4;

(b)   they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with the said loss payable clause;

(c)   they will advise the Lender immediately of any material change to the terms of the obligatory insurances;

(d)   they will notify the Lender, not less than 10 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Lender of the terms of the instructions; and

(e)   they will not set off against any sum recoverable in respect of a claim relating to the Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the
      Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Lender.

12.7  COPIES OF CERTIFICATES OF ENTRY. The Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship is entered provides the Lender with:

(a)   a certified copy of the certificate of entry for the Ship;

(b)   a letter or letters of undertaking in such form as may be required or approved by the Lender; and

(c)   (if applicable to, or required in respect of, the Ship) a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.

                                       25

12.8  DEPOSIT OF ORIGINAL POLICIES. The Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

12.9  PAYMENT OF PREMIUMS. The Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Lender.

12.10 GUARANTEES. The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

12.11 COMPLIANCE WITH TERMS OF INSURANCES. The Borrower shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)   the Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause
      12.7(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

(b)   the Borrower shall not make any changes relating to the classification or classification society or manager or operator of the Ship approved by the underwriters of the obligatory insurances;

(c)   the Borrower shall make (and promptly supply copies to the Lender of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship is entered to maintain cover for trading to the United States of America and Exclusive
      Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)   the Borrower shall not employ the Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise)
      which the insurers specify.

12.12 ALTERATION TO TERMS OF INSURANCES. The Borrower shall neither make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

12.13 SETTLEMENT OF CLAIMS. The Borrower shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major
      Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

12.14 PROVISION OF COPIES OF COMMUNICATIONS. The Borrower shall provide the
      Lender, promptly following the Lender's reasonable request, copies of all written communications between the Borrower and:

(a)   the approved brokers; and

(b)   the approved protection and indemnity and/or war risks associations; and

                                       26

(c)   the approved insurance companies and/or underwriters, which relate directly or indirectly to:

      (i)    the Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

      (ii)   any credit arrangements made between the Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory
             insurances.

12.15 PROVISION OF INFORMATION. In addition, the Borrower shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:

(a)   obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)   effecting, maintaining or renewing any such insurances as are referred to in Clause 12.16 below or dealing with or considering any matters relating to any such insurances,

      and the Borrower shall, forthwith upon demand, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a).

12.16 MORTGAGEE'S INTEREST AND ADDITIONAL PERILS. The Lender shall be entitled from time to time to effect, maintain and renew a mortgagee's interest additional perils insurance in respect of the Ship, a mortgagee's political risks insurance and a mortgagee's interest marine insurance each in an amount equal to 110 per cent. of the aggregate of the Loan and the
      Swap Exposure from time to time and on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Lender in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any insurance.

13    SHIP COVENANTS

13.1  GENERAL. The Borrower also undertakes with the Lender to comply with, or to procure compliance with (as the case may be), with the following provisions of this Clause 13 at all times during the Security Period, except as the Lender may otherwise permit, such permission in the case of
      Clause 13.2 and 13.12(e) to be in writing.

13.2  SHIP'S NAME AND REGISTRATION. The Borrower shall keep the Ship registered in its name as a Panamanian ship and shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship.

13.3  REPAIR AND CLASSIFICATION. The Borrower shall keep the Ship in a good and safe condition and state of repair:

(a)   consistent with first-class ship ownership and management practice;

(b)   so as to maintain the Ship's present class (being the highest classification available for a vessel of the same type, age and specification as the Ship with a classification society acceptable to the
      Lender which is a member of the International Association of

                                       27

      Classification Societies) free of overdue recommendations and conditions affecting the Ship's class; and

(c)   so as to comply with all laws and regulations applicable to vessels registered at ports in Panama or to vessels trading to any jurisdiction to which the Ship may trade from time to time, including but not limited to the ISM Code.

13.4  MODIFICATION. The Borrower shall not make or allow any modification or repairs to, or replacement of, the Ship or equipment installed on the Ship which would or might materially alter the structure, type or performance characteristics of the Ship or materially reduce its value.

13.5  REMOVAL OF PARTS. The Borrower shall not remove or allow the removal of any material part of the Ship, or any item of equipment installed on the
      Ship, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security
      Interest or any right in favour of any person other than the Lender and becomes on installation on the Ship the property of the Borrower and subject to the security constituted by the Mortgage PROVIDED THAT the
      Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.

13.6  SURVEYS. The Borrower shall submit the Ship regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Lender provide the Lender, with copies of all survey reports.

13.7  INSPECTION. The Borrower shall permit the Lender (by surveyors or other persons appointed by it for that purpose) to board the Ship at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

13.8  PREVENTION OF AND RELEASE FROM ARREST. The Borrower shall promptly discharge:

(a)   all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship, her Earnings or her
      Insurances;

(b)   all taxes, dues and other amounts charged in respect of the Ship, her
      Earnings or her Insurances; and

(c)   all other outgoings whatsoever in respect of the Ship, her Earnings or her
      Insurances,

      and, forthwith upon receiving notice of the arrest of the Ship, or of its detention in exercise or purported exercise of any lien or claim, the
      Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

13.9  COMPLIANCE WITH LAWS ETC. The Borrower shall:

(a)   comply, or procure compliance with the ISM Code, all Environmental Laws and all other laws or regulations relating to the Ship, its ownership, operation and management or to the business of the Borrower;

(b)   not employ the Ship nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code; and

(c)   in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the prior written consent of the Lender has been given and the Borrower has (at its expense) effected any special,

                                       28

      additional or modified insurance cover and provided the Lender with evidence that the Ship maintains sufficient cover to enter into and trade to the war zone.

13.10 PROVISION OF INFORMATION. The Borrower shall promptly provide the Lender with any information which it requests regarding:

(a)   the Ship, its employment, position and engagements;

(b)   the Earnings and payments and amounts due to the Ship's master and crew;

(c)   any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made in respect of the Ship;

(d)   any towages and salvages;

(e)   its compliance, the Approved Manager's compliance, the compliance of the
      Ship and the compliance by the Bareboat Charterer, with the ISM Code,

      and, upon the Lender's request, provide copies of any current charter relating to the Ship, of any current charter guarantee and of the Ship's
      Document of Compliance.

13.11 NOTIFICATION OF CERTAIN EVENTS. The Borrower shall immediately notify the
      Lender by fax, confirmed forthwith, by letter of:

(a)   any casualty which is or is likely to be or to become a Major Casualty;

(b)   any occurrence as a result of which the Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)   any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)   any arrest or detention of the Ship, any exercise or purported exercise of any lien on the Ship or its Earnings or any requisition of the Ship for hire;

(e)   any intended dry docking of the Ship owned by it which will, or is reasonably expected to, last more than 14 days;

(f)   any Environmental Claim made against the Borrower or in connection with the Ship, or any Environmental Incident;

(g)   any claim for breach of the ISM Code being made against the Borrower, the
      Approved Manager or the Bareboat Charterer (as the case may be) or otherwise in connection with the Ship; or

(h)   any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code not being complied with,

      and the Borrower shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require of the Borrower, the
      Approved Manager, the Bareboat Charterer or any other person's response to any of those events or matters.

13.12 RESTRICTIONS ON CHARTERING, APPOINTMENT OF MANAGERS ETC. The Borrower
      shall not, in relation to the Ship:

                                       29

(a)   (other than pursuant to the Bareboat Charter) let the Ship on demise charter for any period;

(b)   enter into any time or consecutive voyage charter in respect of the Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 18 months;

(c)   enter into any charter in relation to the Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

(d)   charter the Ship otherwise than on bona fide arm's length terms at the time when the Ship is fixed;

(e)   appoint a manager of the Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;

(f)   de-activate or lay up the Ship; or

(g)   put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed $500,000
      (or the equivalent in any other currency) unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or the Earnings for the cost of such work or for any other reason.

13.13 NOTICE OF MORTGAGE. The Borrower shall keep the Mortgage registered against the Ship as a valid first preferred mortgage, carry on board the
      Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of the
      Ship a framed printed notice stating that the Ship is mortgaged by the
      Borrower to the Lender.

13.14 SHARING OF EARNINGS. The Borrower shall not enter into any agreement or arrangement for the sharing of any Earnings (other than with any other
      Security Party).

13.15 TIME CHARTER ASSIGNMENT. If the Borrower enters into any Charter (subject to obtaining the consent of the Lender in accordance with Clause
      13.12(b)), the Borrower shall, at the request of the Lender, execute in favour of the Lender a Charter Assignment in relation to such Charter, and shall deliver to the Lender such other documents equivalent to those referred to at paragraphs 3, 4 and 5 of Part A of Schedule 2 hereof as the
      Lender may require.

13.16 COMPLIANCE WITH INSURANCE AND SHIP COVENANTS. The Borrower shall procure the performance by the Bareboat Charterer of all the covenants and undertakings to be observed, performed and complied with, by or on behalf of the Bareboat Charterer under Clause 12 (other than Clause 12.16) and
      Clause 13 and, to the extent that the Bareboat Charterer duly performs and discharges its obligations set out in this Clause 13.16 or to the further extent that the Bareboat Charterer, by its performance of the Bareboat
      Charter, performs and discharges further obligations of the Borrower contained in the Finance Documents, then such performance and discharge shall, to that extent, be deemed due performance and discharge of the
      Borrower's obligations under the Finance Documents.

13.17 FREQUENCY OF VALUATIONS. The Borrower acknowledges and agrees that, for the purpose of ascertaining the Market Value of the Ship for use in the calculation of the Asset Cover Ratio pursuant to Clause 4.12, the Lender may commission valuations of the Ship in accordance with Clause 14.3 up to once per annum.

                                       30

14    SECURITY COVER

14.1  MINIMUM REQUIRED SECURITY COVER. Clause 14.2 applies if the Lender notifies the Borrower that the Security Cover Ratio is below 1.25 to 1.

14.2  PROVISION OF ADDITIONAL SECURITY; PREPAYMENT. If the Lender serves a notice on the Borrower under Clause 14.1, the Borrower shall, within 1 month after the date on which the Lender's notice is served, either:

(a)   provide, or ensure that a third party provides, additional security which, in the reasonable opinion of the Lender, has a net realisable value at least equal to the shortfall in the Security Cover Ratio and is documented in such terms as the Lender may approve or require; or

(b)   prepay such part (at least) of the Loan as will eliminate the shortfall in the Security Cover Ratio.

14.3  VALUATION OF SHIP. The market value of the Ship at any date is that shown by the arithmetic average of two valuations, each prepared:

(a)   in Dollars;

(b)   as at a date not more than 14 days previously;

(c)   by one of the following independent sale and purchase shipbrokers:

      (i)    Arrow Shipbroking;

      (ii)   Fearnleys AS;

      (iii)  H. Clarkson & Company Limited; and

      (iv)   Galbraith's Limited,

      which the Borrower has appointed and the Lender has approved for the purpose;

(d)   with or without physical inspection of the relevant Ship (as the Lender may require);

(e)   on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(f)   after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale,

      PROVIDED THAT if such two valuations differ by more than 15 per cent. then the Lender will obtain a third independent valuation from a third independent shipbroker from those listed in Clause 14.3(c) and the market value of the relevant Ship shall be the arithmetic mean of such 3 valuations.

14.4  VALUE OF ADDITIONAL VESSEL SECURITY. The net realisable value of any additional security which is provided under Clause 14.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 14.3.

                                       31

14.5  VALUATIONS BINDING. Any valuation under Clause 14.2, 14.3 or 14.4 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Lender makes of any additional security which does not consist of or include a Security Interest.

14.6  PROVISION OF INFORMATION. The Borrower shall promptly provide the Lender and any shipbroker or expert acting under Clause 13.17, 14.3 or 14.4 with any information which the Lender or the shipbroker or expert may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Lender (or the expert appointed by it) considers prudent.

14.7  PAYMENT OF VALUATION EXPENSES. Without prejudice to the generality of the
      Borrower's obligations under Clauses 19.2, 19.3 and 20.3, the Borrower shall, on demand, pay the Lender the amount of the fees and expenses of any shipbroker or expert instructed by the Lender under this Clause and
      Clause 13.17 and all legal and other expenses incurred by the Lender in connection with any matter arising out of this Clause and Clause 13.17.

14.8  APPLICATION OF PREPAYMENT. Clause 7 shall apply in relation to any prepayment pursuant to Clause 14.2(b).

15    PAYMENTS AND CALCULATIONS

15.1  CURRENCY AND METHOD OF PAYMENTS. All payments to be made by the Borrower to the Lender under a Finance Document shall be made to the Lender:

(a)   by not later than 11.00 a.m. (New York City time) on the due date;

(b)   in same day Dollar funds settled through the New York Clearing House
      Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)   to the account of the Lender at The Bank of New York of 1290 Avenue of
      Americas, Floor 5, New York NY 10104, U.S.A. (SWIFT address: IRVTUS3N;
      Account No. 890- 0429-585), or to such other account with such other bank as the Lender may from time to time notify to the Borrower.

15.2  PAYMENT ON NON-BUSINESS DAY. If any payment by the Borrower under a
      Finance Document would otherwise fall due on a day which is not a Business
      Day:

(a)   the due date shall be extended to the next succeeding Business Day; or

(b)   if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business
      Day,

      and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

15.3  BASIS FOR CALCULATION OF PERIODIC PAYMENTS. All interest and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

15.4  LENDER ACCOUNTS. The Lender shall maintain an account showing the amounts advanced by the Lender and all other sums owing to the Lender from the
      Borrower and each

                                       32

      Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

15.5  ACCOUNTS PRIMA FACIE EVIDENCE. If the account maintained under Clauses
      15.4 shows an amount to be owing by the Borrower or a Security Party to the Lender, that account shall be prima facie evidence that amount is owing to the Lender.

16    APPLICATION OF RECEIPTS

16.1  NORMAL ORDER OF APPLICATION. Except as any Finance Document may otherwise provide, any sums which are received or recovered by the Lender under or by virtue of any Finance Document shall be applied:

(a)   FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents (or any of them) in such order of application and/or such proportions as the Lender may specify by notice to the
      Borrower and the Security Parties;

(b)   SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Lender, by notice to the
      Borrower and the Security Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of this Clause; and

(c)   THIRDLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

16.2  VARIATION OF ORDER OF APPLICATION. The Lender may, at its reasonable discretion, by notice to the Borrower and the Security Parties, provide for a different manner of application from that set out in Clause 16.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

16.3  NOTICE OF VARIATION OF ORDER OF APPLICATION. The Lender may give notices under Clause 16.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

16.4  APPROPRIATION RIGHTS OVERRIDDEN. This Clause 16 and any notice which the
      Lender gives under Clause 16.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security
      Party.

17    APPLICATION OF EARNINGS

17.1  PAYMENT OF EARNINGS. The Borrower undertakes with the Lender to ensure that, throughout the Security Period:

(a)   (subject only to the provisions of the General Assignment), all the
      Earnings of the Ship are paid to the Earnings Account; and

(b)   all payments by the Lender to the Borrower under each Transaction are paid to the Earnings Account.

17.2  RELEASE OF SURPLUS EARNINGS. Subject to no Event of Default or Potential
      Event of Default then having occurred (after which the provisions of the
      Accounts Security Deed apply), Earnings for the time being credited to the
      Earnings Account shall be freely available to the Borrower to be used firstly to pay the costs of operation of the Ship and

                                       33

      then, as to any remaining surpluses, for any other purposes permitted by the terms of this Agreement.

17.3  INTEREST ACCRUED ON EARNINGS AND RETENTION ACCOUNTS. Any credit balance on the Earnings Account and the Retention Account shall bear interest at the rate from time to time offered by the Lender to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Lender likely to remain on the relevant
      Account.

17.4  RELEASE OF ACCRUED INTEREST. Interest accruing under Clause 17.3 shall be credited to the Earnings Account monthly unless an Event of Default or
      Potential Event of Default has occurred.

17.5  LOCATION OF ACCOUNTS. The Borrower shall promptly:

(a)   comply with any requirement of the Lender as to the location or re-location of the Earnings Account or the Retention Account (or either of them); and

(b)   execute any documents which the Lender specifies to create or maintain in favour of the Lender a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account and the
      Retention Account.

17.6  DEBITS FOR EXPENSES ETC. The Lender shall be entitled (but not obliged)
      from time to time to debit the Earnings Account without prior notice in order to discharge any amount due and payable to it under Clause 19 or 20 or payment of which it has become entitled to demand under Clause 19 or
      20.

17.7  BORROWER'S OBLIGATIONS UNAFFECTED. The provisions of this Clause 17 do not affect:

(a)   the liability of the Borrower to make payments of principal and interest on the due dates; or

(b)   any other liability or obligation of the Borrower or any Security Party under any Finance Document.

18    EVENTS OF DEFAULT

18.1  EVENTS OF DEFAULT. An Event of Default occurs if:

(a)   the Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)   any breach occurs of Clause 8.2, 10.2, 10.3, 10.17, 11.2, 11.3 or 14.1;or

(c)   any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph (a) or
      (b)) if, in the opinion of the Lender, such default is capable of remedy and such default continues unremedied 10 days after written notice from the Lender requesting action to remedy the same; or

(d)   (subject to any applicable grace period specified in any Finance Document)
      any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach caused by paragraph (a), (b) or
      (c)); or

                                       34

(e)   any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in the Drawdown
      Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or

(f)   any of the following occurs in relation to any Financial Indebtedness of a
      Relevant Person:

      (i)    any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

      (ii)   any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

      (iii)  a lease, hire purchase agreement or charter creating any Financial
             Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

      (iv)   any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any
             Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

      (v)    any Security Interest securing any Financial Indebtedness of a
             Relevant Person becomes enforceable; or

(g)   any of the following occurs in relation to a Relevant Person:

      (i)    a Relevant Person becomes, in the reasonable opinion of the Lender, unable to pay its debts as they fall due; or

      (ii)   any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $500,000 or more or the
             equivalent in another currency and such execution, attachment, arrest, sequestration or distress is not withdrawn within 14 days of its commencement; or

      (iii)  any administrative or other receiver is appointed over any asset of a Relevant Person; or

      (iv)   a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a
             Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than a Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Lender and effected not later than 3 months after the commencement of the winding up; or

      (v)    a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 30 days of the presentation of the petition; or

                                       35

      (vi)   a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

      (vii)  any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs
             (iii), (iv), (v) or (vi); or

      (viii) in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the opinion of the Lender, is similar to any of the foregoing; or

(h)   the Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Lender, is material in the context of this Agreement; or

(i)   it becomes unlawful in any Pertinent Jurisdiction or impossible:

      (i)    for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Lender considers material under a Finance Document; or

      (ii)   for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)   any consent necessary to enable the Borrower or the Bareboat Charterer to own, operate or charter the Ship or to enable the Borrower or any Security
      Party to comply with any provision which the Lender considers material of a Finance Document or the MOA; the Bareboat Charter expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)   any provision which the Lender considers, in its reasonable opinion, material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security
      Interest proves to have ranked after, or loses its priority to, another
      Security Interest or any other third party claim or interest; or

(l)   the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(m)   an Event of Default (as defined in Section 14 of the Master Agreement)
      occurs;

(n)   the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Lender; or

(o)   any other event occurs or any other circumstances arise or develop including, without limitation:

      (i)    a change in the financial position, state of affairs or prospects of the Borrower, the ultimate beneficial shareholder of the
             Borrower or the Corporate Guarantor; or

      (ii)   any accident or other event involving any Ship or another vessel owned, chartered or operated by a Relevant Person,

                                       36

      in the light of which the Lender reasonably considers that there is a significant risk that the Borrower or the Corporate Guarantor are, or will later become, unable to discharge their liabilities under the Finance
      Documents as they fall due.

18.2  ACTIONS FOLLOWING AN EVENT OF DEFAULT. On, or at any time after, the occurrence of an Event of Default the Lender may:

(a)   serve on the Borrower a notice stating that all obligations of the Lender to the Borrower under this Agreement are terminated; and/or

(b)   serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(c)   take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b), the Lender is entitled to take under any Finance Document or any applicable law.

18.3  TERMINATION OF LOAN. On the service of a notice under Clause 18.2(a) all the obligations of the Lender to the Borrower under this Agreement, shall terminate.

18.4  ACCELERATION OF LOAN. On the service of a notice under Clause 18.2(b), the
      Loan, all accrued interest and all other amounts accrued or owing from the
      Borrower or any Security Party under this Agreement and every other
      Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

18.5  MULTIPLE NOTICES; ACTION WITHOUT NOTICE. The Lender may serve notices under Clauses 18.2(a) and (b) simultaneously or on different dates and it may take any action referred to in Clause 18.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

18.6  EXCLUSION OF LENDER LIABILITY. Neither the Lender nor any receiver or manager appointed by the Lender, shall have any liability to the Borrower or a Security Party:

(a)   for any loss caused by an exercise of rights under, or enforcement of a
      Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)   as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset,

      except that this does not exempt the Lender or a receiver or manager from liability for losses shown to have been caused directly and mainly by the dishonesty or the wilful misconduct of the Lender's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

18.7  RELEVANT PERSONS. In this Clause 18 a "RELEVANT PERSON" means the
      Borrower, a Security Party, and any company which is a subsidiary of the
      Corporate Guarantor or the Borrower.

18.8  INTERPRETATION. In Clause 18.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 18.1(g) "PETITION" includes an application.

                                       37

19    FEES AND EXPENSES

19.1  ARRANGEMENT FEE. The Borrower shall pay to the Lender on the date of this
      Agreement a non-refundable arrangement fee of $15,000.

19.2  COSTS OF NEGOTIATION, PREPARATION ETC. The Borrower shall pay to the
      Lender in a timely manner the amount of all expenses incurred by the
      Lender in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

19.3  COSTS OF VARIATIONS, AMENDMENTS, ENFORCEMENT ETC. The Borrower shall pay to the Lender, on the Lender's demand, the amount of all expenses incurred by the Lender in connection with:

(a)   any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)   any consent or waiver by the Lender concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)   the valuation of any security provided or offered under Clause 14 or any other matter relating to such security; or

(d)   any step taken by the Lender with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance
      Document or for any similar purpose.

      There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

19.4  DOCUMENTARY TAXES. The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Lender's demand, fully indemnify the Lender against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

19.5  CERTIFICATION OF AMOUNTS. A notice which is signed by 2 officers of the
      Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 19 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

20    INDEMNITIES

20.1  INDEMNITIES REGARDING BORROWING AND REPAYMENT OF LOAN. The Borrower shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender, or which the Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)   the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender;

(b)   the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

                                       38

(c)   any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 6);

(d)   the occurrence and/or continuance of an Event of Default or a Potential
      Event of Default and/or the acceleration of repayment of the Loan under
      Clause 18,

      and in respect of any tax (other than tax on its overall net income) for which the Lender is liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under any Finance
      Document.

20.2  BREAKAGE COSTS. Without limiting its generality, Clause 20.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by the Lender:

(a)   in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount); and

(b)   in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender) to hedge any exposure arising under this Agreement or a number of transactions of which this Agreement is one.

20.3  MISCELLANEOUS INDEMNITIES. The Borrower shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by the Lender, in any country, as a result of or in connection with:

(a)   any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Lender or by any receiver appointed under a Finance Document;

(b)   any other Pertinent Matter,

      other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Lender.

      Without prejudice to its generality, this Clause 20.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code or any
      Environmental Law.

20.4  CURRENCY INDEMNITY. If any sum due from the Borrower or any Security Party to the Lender under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the
      "CONTRACTUAL CURRENCY") into another currency (the "PAYMENT CURRENCY") for the purpose of:

(a)   making or lodging any claim or proof against the Borrower or any Security
      Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)   obtaining an order or judgment from any court or other tribunal; or

(c)   enforcing any such order or judgment,

                                       39

      the Borrower shall indemnify the Lender against the loss arising when the amount of the payment actually received by the Lender is converted at the available rate of exchange into the Contractual Currency.

      In this Clause 20.4, the "AVAILABLE RATE OF EXCHANGE" means the rate at which the Lender is able at the opening of business (London time) on the
      Business Day after it receives the sum concerned to purchase the
      Contractual Currency with the Payment Currency.

      This Clause 20.4 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

20.5  APPLICATION OF MASTER AGREEMENT. For the avoidance of doubt, Clause 20.4 does not apply in respect of sums due from the Borrower to the Lender under or in connection with the Master Agreement as to which sums the provisions of Section 8 (Contractual Currency) of the Master Agreement
      shall apply.

20.6  CERTIFICATION OF AMOUNTS. A notice which is signed by 2 officers of the
      Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21    NO SET-OFF OR TAX DEDUCTION

21.1  NO DEDUCTIONS. All amounts due from the Borrower under a Finance Document shall be paid:

(a)   without any form of set-off, cross-claim or condition; and

(b)   free and clear of any tax deduction except a tax deduction which the
      Borrower is required by law to make.

21.2  GROSSING-UP FOR TAXES. If the Borrower is required by law to make a tax deduction from any payment:

(a)   the Borrower shall notify the Lender as soon as it becomes aware of the requirement;

(b)   the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;
      and

(c)   the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Lender receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

21.3  EVIDENCE OF PAYMENT OF TAXES. Within one month after making any tax deduction, the Borrower shall deliver to the Lender documentary evidence satisfactory to the Lender that the tax had been paid to the appropriate taxation authority.

21.4  EXCLUSION OF TAX ON OVERALL NET INCOME. In this Clause 21 "TAX DEDUCTION"
      means any deduction or withholding for or on account of any present or future tax except tax on the Lender's overall net income.

21.5  APPLICATION OF MASTER AGREEMENT. For the avoidance of doubt, Clause 21 does not apply in respect of sums due from the Borrower to the Lender under or in connection

                                       40

      with the Master Agreement as to which sums the provisions of Section 2(d)
      (Deduction or Withholding for Tax) of the Master Agreement shall apply.

22    ILLEGALITY, ETC

22.1  ILLEGALITY. This Clause 22 applies if the Lender notifies the Borrower that it has become, or will with effect from a specified date, become:

(a)   unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)   contrary to, or inconsistent with, any regulation,

      for the Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

22.2  NOTIFICATION AND EFFECT OF ILLEGALITY. On the Lender notifying the
      Borrower under Clause 22.1, the Lender's obligation to make the Loan shall terminate; and thereupon or, if later, on the date specified in the
      Lender's notice under Clause 22.1 as the date on which the notified event would become effective the Borrower shall prepay the Loan in full in accordance with Clause 7.

22.3  MITIGATION. If circumstances arise which would result in a notification under Clause 22.1 then, without in any way limiting the rights of the
      Lender under Clause 22.3, the Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)   have an adverse effect on its business, operations or financial condition;
      or

(b)   involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)   involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

23    INCREASED COSTS

23.1  INCREASED COSTS. This Clause 23 applies if the Lender notifies the
      Borrower that it considers that as a result of:

(a)   the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b)   complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the
      Lender allocates capital resources to its obligations under this
      Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement,

      the Lender (or a parent company of it) has incurred or will incur an
      "INCREASED COST".

23.2  MEANING OF "INCREASED COST". In this Clause 23, "INCREASED COST" means:

                                       41

(a)   an additional or increased cost incurred as a result of, or in connection with, the Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining the Loan or performing its obligations under this
      Agreement, or of having outstanding all or any part of the Loan or other unpaid sums; or

(b)   a reduction in the amount of any payment to the Lender under this
      Agreement or in the effective return which such a payment represents to the Lender or on its capital;

(c)   an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Loan or (as the case may require) the proportion of that cost attributable to the Loan; or

(d)   a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Lender under this Agreement,

      but not an item attributable to a change in the rate of tax on the overall net income of the Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 20.1 or by Clause 21.

      For the purposes of this Clause 23.2 the Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

23.3  PAYMENT OF INCREASED COSTS. The Borrower shall pay to the Lender, on its demand, the amounts which the Lender from time to time notifies the
      Borrower that it has specified to be necessary to compensate it for the increased cost.

23.4  NOTICE OF PREPAYMENT. If the Borrower is not willing to continue to compensate the Lender for the increased cost under Clause 23.3, the
      Borrower may give the Lender not less than 14 days' notice of its intention to prepay the Loan at the end of an Interest Period.

23.5  PREPAYMENT. A notice under Clause 23.4 shall be irrevocable; and on the date specified in the Borrower's notice of intended prepayment, the Loan shall terminate and the Borrower shall prepay (without premium or penalty)
      the Loan, together with accrued interest thereon at the applicable rate plus the applicable Margin.

23.6  APPLICATION OF PREPAYMENT. Clause 7 shall apply in relation to the prepayment.

24    SET-OFF

24.1  APPLICATION OF CREDIT BALANCES. The Lender may without prior notice:

(a)   apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of the Lender in or towards satisfaction of any sum then due from the Borrower to the Lender under any of the Finance Documents; and

(b)   for that purpose:

      (i)    break, or alter the maturity of, all or any part of a deposit of the Borrower;

      (ii)   convert or translate all or any part of a deposit or other credit balance into Dollars; and

                                       42

      (iii)  enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.

24.2  EXISTING RIGHTS UNAFFECTED. The Lender shall not be obliged to exercise any of its rights under Clause 24.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document).

24.3  NO SECURITY INTEREST. This Clause 24 gives the Lender a contractual right of set-off only, and does not create any equitable charge or other
      Security Interest over any credit balance of the Borrower.

25    TRANSFERS AND CHANGES IN LENDING OFFICE

25.1  TRANSFER BY BORROWER. The Borrower may not, without the consent of the
      Lender, transfer any of its rights or obligations under any Finance
      Document.

25.2  ASSIGNMENT BY LENDER. The Lender may assign all or any of the rights and interests which it has under or by virtue of the Finance Documents without the consent of the Borrower.

25.3  RIGHTS OF ASSIGNEE. In respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct or indirect assignee of any of the Lender's rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.

25.4  SUB-PARTICIPATION; SUBROGATION ASSIGNMENT. The Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the
      Borrower; and the Lender may assign, in any manner and terms agreed by it, all or any part of those rights to an insurer or surety who has become subrogated to them.

25.5  DISCLOSURE OF INFORMATION. The Lender may disclose to a potential assignee or sub-participant any information which the Lender has received in relation to the Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

25.6  CHANGE OF LENDING OFFICE. The Lender may change its lending office by giving notice to the Borrower and the change shall become effective on the later of:

(a)   the date on which the Borrower receives the notice; and

(b)   the date, if any, specified in the notice as the date on which the change will come into effect.

26    VARIATIONS AND WAIVERS

26.1  VARIATIONS, WAIVERS ETC. BY LENDER. A document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or the
      Lender's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the
      Borrower and the Lender and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

                                       43

26.2  EXCLUSION OF OTHER OR IMPLIED VARIATIONS. Except for a document which satisfies the requirements of Clause 26.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Lender (or any person acting on its behalf) shall result in the
      Lender (or any person acting on its behalf) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)   a provision of this Agreement or another Finance Document; or

(b)   an Event of Default; or

(c)   a breach by the Borrower or a Security Party of an obligation under a
      Finance Document or the general law; or

(d)   any right or remedy conferred by any Finance Document or by the general law;

      and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

27    NOTICES

27.1  GENERAL. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and
      references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

27.2  ADDRESSES FOR COMMUNICATIONS. A notice shall be sent:

(a)   to the Borrower:   331 Kiffisias Avenue
                         Kiffisia 145 61
                         Greece

                         Fax No: +30 210 625 2817

(b)   to the Lender:     DnB NOR Bank ASA
                         20 St. Dunstan's Hill
                         London
                         EC3R 8HY
                         England

                         Fax No: +44 207 626 5956
                         Attn: Shipping Department

      or to such other address as the relevant party may notify the other.

27.3  EFFECTIVE DATE OF NOTICES. Subject to Clauses 27.4 and 27.5:

(a)   a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and

(b)   a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

27.4  SERVICE OUTSIDE BUSINESS HOURS. However, if under Clause 27.3 a notice would be deemed to be served:

                                       44

(a)   on a day which is not a business day in the place of receipt; or

(b)   on such a business day, but after 5 p.m. local time,

      the notice shall (subject to Clause 27.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

27.5  ILLEGIBLE NOTICES. Clauses 27.3 and 27.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

27.6  ENGLISH LANGUAGE. Any notice under or in connection with a Finance
      Document shall be in English.

27.7  VALID NOTICES. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)   the failure to serve it in accordance with the requirements of this
      Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)   in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

27.8  MEANING OF "NOTICE". In this Clause 28 "NOTICE" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

28    SUPPLEMENTAL

28.1  RIGHTS CUMULATIVE, NON-EXCLUSIVE. The rights and remedies which the
      Finance Documents give to the Lender are:

(a)   cumulative;

(b)   may be exercised as often as appears expedient; and

(c)   shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

28.2  SEVERABILITY OF PROVISIONS. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that
      Finance Document or of the provisions of any other Finance Document.

28.3  COUNTERPARTS. A Finance Document may be executed in any number of counterparts.

28.4  THIRD PARTY RIGHTS. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

                                       45

29    LAW AND JURISDICTION

29.1  ENGLISH LAW. This Agreement shall be governed by, and construed in accordance with, English law.

29.2  EXCLUSIVE ENGLISH JURISDICTION. Subject to Clause 29.3, the courts of
      England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

29.3  CHOICE OF FORUM FOR THE EXCLUSIVE BENEFIT OF THE LENDER. Clause 29.2 is
      for the exclusive benefit of the Lender, which reserves the rights:

(a)   to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than
      England and which have or claim jurisdiction to that matter; and

(b)   to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England. The Borrower shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

29.4  PROCESS AGENT. The Borrower irrevocably appoints Richards Butler at its registered office for the time being, presently at Beaufort House, 15 St.
      Botolph Street, London EC3A 7EE, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

29.5  LENDER'S RIGHTS UNAFFECTED. Nothing in this Clause 29 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

29.6  MEANING OF "PROCEEDINGS". In this Clause 29, "PROCEEDINGS" means proceedings of any kind, including an application for a provisional or protective measure.

THIS AGREEMENT has been entered into on the date stated at the beginning of this
Agreement.

                                       46

                                   SCHEDULE 1

                                 DRAWDOWN NOTICE

To:   DnB NOR Bank ASA
      20 St. Dunstan's Hill
      London
      EC3R 8HY
      England

Attention: Client Services

                                                                       June 2006

                                 DRAWDOWN NOTICE

We refer to the loan agreement (the "LOAN AGREEMENT") dated __ June 2006 and made between ourselves, as Borrower, and yourselves, as Lender, in connection with a facility of up to US$6,580,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

1     We request to borrow the Loan as follows:

(a)   Amount: US$6,580,000;

(b)   Drawdown Date: __ June 2006;

(c)   Duration of the first Interest Period shall be [__] months;

(d)   Payment instructions : account in our name and numbered [___] with
      [___] of [___].

2     We represent and warrant that:

(a)   the representations and warranties in Clause 9 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)   no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

3     This notice cannot be revoked without the prior consent of the Lender.

                               [Name of Signatory]

                           --------------------------
                                    Director
                              for and on behalf of
                             BARONESS HOLDINGS INC.

                                       47

                                   SCHEDULE 2
                          CONDITION PRECEDENT DOCUMENTS

                                     PART A

The following are the documents referred to in Clause 8.1(a).

1     A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part B.

2     Copies of the constitutional documents of the Borrower and each Security
      Party.

3     Copies of resolutions of the shareholders and directors of the Borrower and each Security Party authorising the execution of each of the Finance
      Documents to which the Borrower or that Security Party is a party and, in the case of a Borrower, authorising named officers to give the Drawdown
      Notice and other notices under this Agreement and ratifying the execution of the MOA.

4     The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower or a Security Party.

5     Copies of all consents which the Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document or the MOA.

6     The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Account and the Retention
      Account and all other information required by the Lender in relation to its "know your customer" regulations (whether in connection with the opening of the Earnings Account, the Retention Account or otherwise).

7     A valuation of the Ship, addressed to the Lender, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the
      Drawdown Date, to be prepared in accordance with the provisions of Clause
      14.3 by 2 of the independent London sale and purchase shipbrokers referred to in Clause 14.3, as selected by the Lender and which shows a value for the Ship of not less than 125 per cent. of the Loan.

8     At the option of the Lender, a survey report addressed to the Lender stated to be for the purposes of this Agreement and dated not earlier than
      30 days before the Drawdown Date, from an independent marine surveyor selected by the Lender in respect of the physical condition of the Ship.

9     Copies of the MOA, the Bareboat Charter and all addenda thereto and of all documents signed or issued by the Borrower or any of the other parties thereto under or in connection with any of them.

10    Documentary evidence that the agent for service of process named in Clause
      29 has accepted its appointment.

11    If the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.

                                       48

                                     PART B

The following are the documents referred to in Clause 8.1(b).

1     A duly executed original of the Mortgage and the General Assignment (and of each document to be delivered pursuant to each of them).

2     Documentary evidence that:

(a)   the Ship has been unconditionally delivered by the Seller to, and accepted by, the Borrower under the MOA and the whole of the purchase price in respect of the Ship (in addition to the part to be financed by the Loan)
      has been duly paid;

(b)   the Ship is definitively and permanently or provisionally registered in the name of the Borrower under the Panamanian flag;

(c)   the Ship is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;

(d)   the Ship maintains the class as set out in Clause 13.3(b) with the relevant Classification Society free of all overdue recommendations and conditions of such Classification Society;

(e)   the Mortgage relating to the Ship has been duly registered against the
      Ship as a valid first preferred Panamanian ship mortgage in accordance with the laws of Panama; and

(f)   the Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

3     Documents establishing that the Ship will, as from the Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lender, together with:

(a)   a letter of undertaking executed by the Approved Manager in favour of the
      Lender in the terms required by the Lender agreeing certain matters in relation to the management of the Ship and subordinating the rights of the
      Approved Manager against the Ship and the Borrower to the rights of the
      Lender under the Finance Documents; and

(b)   copies of the Approved Manager's Document of Compliance and of the Ship's
      Safety Management Certificate (together with any other details of the applicable safety management system which the Lender requires).

4     Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Panama, the Marshall Islands and such other relevant jurisdiction as the Lender may require.

                                       49

                                   SCHEDULE 3

                             COMPLIANCE CERTIFICATE

We, [___] and [___], being directors of Baroness Holdings Inc. (the
"BORROWER"), hereby confirm that at the date of this certificate:

(a)   the Borrower is in compliance with (i) the covenants specified in the loan agreement dated ___ June 2006 and made between (i) the Borrower and (ii)
      DnB NOR Bank ASA (the "LOAN AGREEMENT") and (ii) the covenants specified in each Finance Document (as defined in the Loan Agreement) to which the
      Borrower is a party; and

(b)   [no Event of Default or Potential Event of Default has occurred]/[no Event of Default or Potential Event has occurred other than [___]].

                            ------------------------
                                    Director
                              for and on behalf of
                             BARONESS HOLDINGS INC.

                                   Dated: [___]

                                       50

                                 EXECUTION PAGE

BORROWER

SIGNED by PANAGIOTIS VAFIAS   )
for and on behalf of          )   /s/ Panagiotis Vafias
BARONESS HOLDINGS INC.        )   --------------------------------
in the presence of:           )

         /s/ Vassiliki Georgopoulos
         ----------------------------------
Name:    VASSILIKI GEORGOPOULOS
               SOLICITOR

Address: WATSON, FARLEY & WILLIAMS
           2 DEFTERAS MERARCHIAS
          PIRAEUS 185 36 - GREECE

LENDER

SIGNED by ANNA SAVILLE        )
for and on behalf of          )   /s/ Anna Saville
DNB NOR BANK ASA              )   --------------------------------
in the presence of:           )

         /s/ Vassiliki Georgopoulos
         ----------------------------------
Name:    VASSILIKI GEORGOPOULOS
               SOLICITOR

Address: WATSON, FARLEY & WILLIAMS
           2 DEFTERAS MERARCHIAS
          PIRAEUS 185 36 - GREECE

                                       51

                             BARONESS HOLDINGS INC.
--------------------------------------------------------------------------------
                              P.O.BOX 1405, MAJURO
                AJELTAKE ROAD, AJELTAKE ISLAND, MAJURO, MH96960,
                                MARSHALL ISLANDS
--------------------------------------------------------------------------------

1115/PV.is/Accounts
                                                              28th of June, 2006

 To:  DNB NOR BANK ASA
      20 St. Dunstan's Hill
      London EC3R 8HY
      England

Attention: Mrs. Corinne Longford/Mr. Mike Rufian

                                 DRAWDOWN NOTICE

We refer to the loan agreement (the "LOAN AGREEMENT") dated June 28th, 2006 and made between ourselves, as Borrower, and yourselves, as Lender, in connection with a facility of up to US$6,580,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

      We request to borrow the Loan as follows:

      Amount: US$ 6,580,000.

      Drawdown Date: June 29th, 2006

      Duration of the first Interest Period shall be 6 months.

Payment instructions :

From the financing proceeds, you are kindly requested to remit US Dollars
6,580,000 along with buyers' equity portion in the amount of US Dollars
1,880,000 by debiting 'NORTHERN YIELD SHIPPING LIMITED' USD Account Nr.62952001
the same day to.

FORTIS BANK S.A./N.V.
SINGAPORE BRANCH
63 MARKET STREET
#19-01 SINGAPORE 048942
TEL: +656- 539 4988, FAX: +656- 536 3835
IN FAVOUR AND TO THE ORDER OF:
STEALTHGAS INC OF MARSHALL ISLANDS
or its nominee 'BARONESS HOLDINGS INC', of Marshall Islands, as Buyers of LPGC tanker 'BATANGAS', Panamanian flag.

The above amount represents payment of the balance purchase price (90%) ninety percent of LPGC tanker 'BATANGAS', Panamanian flag, as per M.O.A. dated 13th of
June, 2006.

Funds to be released in favour of the Sellers, upon written instructions provided by Buyers and only upon delivery of the vessel to the buyers and exchange of documents, as per relevant M.O.A. provisions.

Above written release instructions from the Buyers are to be provided by any one of the following persons acting singly:

1) Nicolas       Vafias,     Greek passport NR. O 942519
2) Pantelis      Vetsikas,   Greek passport NR. A 762408
3) Charalambos   Vafias,     Greek passport NR. O 987338
4) Panagiotis    Vafias,     Greek passport NR. O 930090
5) Sofia         Damigou,    Greek passport NR. N 887032
6) Chua Choon    King        Singapore Passport NR. S7026030A
7) Ho Wei Ling   Sharon      Singapore Passport NR. S7931154E

In the event that the closing will not take place by July 7th, 2006 and unless you have received amended instructions to the contrary, funds to be automatically returned on the same date to the remitting Bank, i.e. DnB NOR Bank
ASA, London Branch.

Also, any surplus funds (including accrued interest on the 10% deposit)
following the closing are to be returned to DnB NOR Bank ASA, London Branch, into account number 63176001, in favour of 'BARONESS HOLDINGS INC'.

Kindly fax confirm remittance directly to FORTIS BANK S.A./ N.V., SINGAPORE
BRANCH, 63 MARKET STREET, #19-01, SINGAPORE 048942, to the FAX Nr. +656- 536
3835, advising them full details of remittance.

      We represent and warrant that:

      the representations and warranties in Clause 9 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing.

      no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

      This notice cannot be revoked without the prior consent of the Lender.

                               [Name of Signatory]

/s/ Pantelis Vetsikas                    /s/ Andrew Simmons
-------------------------------------    ---------------------------------------
PANTELIS VETSIKAS                        ANDREW SIMMONS

                                    Director
                              for and on behalf of
                             BARONESS HOLDINGS INC.

To: DnB NOR Bank ASA
    20 St Dunstan's Hill
    London EC3R 8HY
    England

                                                                    28 June 2006

Dear Sirs

LOAN AGREEMENT DATED 28 JUNE 2006 (THE "LOAN AGREEMENT") MADE BETWEEN US AS
BORROWER AND YOU AS LENDER (THE "LENDER")

We refer to the Loan Agreement. Words and expressions defined in the Loan
Agreement shall have the same meaning when used in this letter.

We hereby undertake to procure that the Vafias family (either directly and/or through companies beneficially owned by the Vafias family and/or trusts or foundations of which members of the Vafias family are beneficiaries) will at all times during the Security Period own and control at least 30 per cent. of the issued share capital of the Corporate Guarantor.

We hereby agree and acknowledge that a breach of the undertaking contained in this letter shall constitute an Event of Default entitling the Lender to take any action referred to in Clause 18.2 of the Loan Agreement.

This letter shall be governed by and construed in accordance with English law and the provisions of clauses 26, 27, 28 and 29 of the Loan Agreement shall apply (mutatis mutandis) to this letter as if they were set out in full herein.

                                         Yours faithfully

                                                  /s/ Panagiotis Vafias
                                         ---------------------------------------
                                                  for and on behalf of
                                                  BARONESS HOLDINGS INC.

COUNTERSIGNED this 28 day of June 2006 by the undersigned which, by its execution thereof, confirms and acknowledges it has read and understood the terms and conditions of the above letter and that it agrees in all respects to the same.

/s/ Anna Saville
-------------------------------------
ANNA SAVILLE
for and on behalf of
DNB NOR BANK ASA